Exhibit 99

TITAN TIRE ANNOUNCES TENTATIVE UNION AGREEMENT

Quincy, Illinois - November 23, 2005 - Titan Tire Corporation, a subsidiary of Titan International, Inc. (NYSE: TWI), has reached a tentative agreement today with United Steelworkers (USW) Local 745L on a new contract for workers at The Goodyear Tire & Rubber Company’s farm tire manufacturing facility in Freeport, Illinois.
The USW will schedule a ratification vote in the coming weeks.
Titan Tire entered into a definitive agreement to purchase Goodyear’s North American farm tire assets on February 28, 2005.
Titan International, Inc., a holding company, owns subsidiaries that supply wheels, tires and assemblies for off-highway equipment used in agricultural, earthmoving/construction and consumer (including all terrain vehicles and trailers) applications.

Contact:  Courtney Leeser
Communications Coordinator
(217) 221-4489